SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 25, 2006, the Compensation Committee of the Board of Directors of Leap Wireless International, Inc., or Leap, approved the payment of bonuses for the first half of 2006 to the officers listed below pursuant to the 2006 Cricket Non-Sales Bonus Plan, referred to in this report as the 2006 Bonus Plan, attached as Exhibit 10.1.

Name	Title
S. Douglas Hutcheson	President & CEO
Albin Moschner	EVP & Chief Marketing Officer
Glenn Umetsu	EVP & Chief Technical Officer
Dean Luvisa	Acting Chief Financial Officer
Leonard Stephens	SVP Human Resources
David Davis	SVP Sales Operations
Robert Irving	SVP Legal & General Counsel
Linda Wokoun	SVP Marketing
     Each such officer was awarded a bonus equal to 50% of his or her annual Target Bonus, as previously described in Leap’s Current Report on Form 8-K dated February 17, 2006 and filed with the Securities and Exchange Commission on February 24, 2006 (which is incorporated herein by reference). These bonuses are in recognition of Leap’s performance in the first six months of 2006 against metrics described in the 2006 Bonus Plan and such officers’ individual performances. As contemplated by the 2006 Bonus Plan, 75% of the bonus award, representing the portion of the bonus based on Leap’s performance, will be paid in August 2006, and 25% of the bonus award, representing the portion of the bonus based on individual performance, will be paid after the fourth quarter of 2006 in accordance with the 2006 Bonus Plan. The 2006 Bonus Plan provides that regardless of Leap’s performance in the first half of the year, and regardless of an individual’s performance, the maximum bonus payable to an individual after the first half may not exceed 50% of the individual’s Target Bonus.
     The 2006 Bonus Plan is a cash bonus plan for eligible employees of Leap’s wholly owned subsidiary, Cricket Communications, Inc., or Cricket. The objective of the 2006 Bonus Plan is to attract, motivate and retain employees who can, through their collective efforts, help Leap achieve its 2006 business goals. The 2006 Bonus Plan provides for the payment of cash bonuses to employees working a specified minimum number of hours per week, other than employees who participate in Cricket’s separate sales bonus plan. Bonuses paid to employees at levels above the “Director” level are based 75% on Leap’s achievement of performance metrics relating to (1) Leap’s year-to-date operating income before depreciation and amortization, or OIBDA; and (2) Leap’s year-to-date net growth in its customer base. These two performance metrics are weighted evenly under the 2006 Bonus Plan. The remaining 25% of bonuses payable to employees at levels above the “Director” level are based on an evaluation of the individual employee’s performance.
     In addition, Leap paid Grant Burton, Vice President, Chief Accounting Officer and Controller, a bonus for the first quarter of 2006 equal to 25% of his annual Target Bonus, and in August 2006 will pay Mr. Burton a bonus for the second quarter equal to 18.75% of his annual Target Bonus. This payment represents the portion of Mr. Burton’s second quarter bonus the 2006 Bonus Plan that is based on Leap’s performance. The portion of Mr. Burton’s second quarter bonus that is based on his individual performance will be paid after the fourth quarter of 2006 in accordance with the 2006 Bonus Plan.
     The description of the 2006 Bonus Plan contained in this Item 1.01 is qualified in its entirety by reference to the full text of the 2006 Bonus Plan, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2006 Cricket Non-Sales Bonus Plan.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: August 2, 2006	By	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Cricket Non-Sales Bonus Plan.